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Exhibit 3.46

                      FILED
                      in the Office of the
                      Secretary of State of Texas
                      DEC 15 2005
                      Corporations Section

CERTIFICATE OF AMENDMENT
OF
ENCO SYSTEMS LIMITED PARTERSHIP, LTD.

        The undersigned general partner, having filed an original Certificate of Limited Partnership, hereby duly execute this Certificate of Amendment of Limited Partnership, which is being filed with the Secretary of state in accordance with Section 2.02 of he Texas Revised Limited Partnership Act.

  1.
  The name of the limited partnership is Enco Systems Limited Partnership, Ltd.

  2.
  The Certificate of Limited Partnership is amended as follows:

      The name of the Limited Partnership is as follows, to wit:

"WFI Texas Limited Partnership, Ltd."

  3.
  The effective time and date of the Certificate of Amendment shall be at the time and date it is filed.

    Date this 9th day of December 2005.

WFI Texas Inc. by Chris Caulson, Vice President, Finance as General Partner

/s/ CHRIS CAULSON

                      FILED
                      in the Office of the
                      Secretary of State of Texas
                      JAN 03 2006
                      Corporations Section

CERTIFICATE OF AMENDMENT
OF
WFI Texas Limited Partnership, LTD.

        The undersigned general partner, having filed an original Certificate of Limited Partnership, hereby duly execute this Certificate of Amendment of Limited Partnership, which is being filed with the Secretary of state in accordance with Section 2.02 of he Texas Revised Limited Partnership Act.

  1.
  The name of the limited partnership is WFI Texas Limited Partnership, LTD.

  2.
  The Certificate of Limited Partnership is amended as follows:

      The name of the Limited Partnership is as follows, to wit:

"WFI Southwest LP."

  3.
  The effective time and date of the Certificate of Amendment shall be at the time and date it is filed.

    Dated this 15th day of December 2005.

WFI Texas Inc., by Chris Caulson, Vice President, Finance as General Partner.

/s/ CHRIS CAULSON Chris Caulson

Form 424 (Revised 01/06)	[STATE OF TEXAS SEAL] Certificate of Amendment	This space reserved for office use.
Return in duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 512 463-5555 FAX: 512/463-5709 Filing Fee: See instructions		FILED in the Office of the Secretary of State of Texas NOV 19 2007 Corporations Section

[ILLEGIBLE]

The name of the filing entity is:

WFJ Southwest L.P.

State the name of the entity as currently shown in the records of the secretary of state. If the amendment changes the name of the entity, state the old name and not the new name.

The filing entity is a: (select the appropriate entity type below.)

☐ For-profit Corporation	☐ Professional Corporation
☐ Nonprofit Corporation	☐ Professional Limited Liability Company
☐ Cooperative Association	☐ Professional Association
☐ Limited Liability Company	☒ Limited Partnership

The file number issued to the filing entity by the secretary of state is: 14726210

The date of formation of the entity is: January 20, 1981

Amendments

1. Amended Name
(If the purpose of the certificate of amendment is to change the name of the entity, use the following statement)

The amendment changes the certificate of formation to change the article or provision that names the filing entity. The article or provision is amended to read as follows:

The name of the filing entity is: (state the new name of the entity below)

Kratos Southwest L.P.

The name of the entity must contain an organizational designation or accepted abbreviation of such term, as applicable.

2. Amended Registered Agent/Registered Office

The amendment changes the certificate of formation to change the article or provision stating the name of the registered agent and the registered office address of the filing entity. The article or provision is amended to read as follows:

Form 424

Registered Agent
(Complete either A or B, but not both. Also complete C.)

☐ A. The registered agent is an organization (cannot be entity named above) by the name of:

OR

☐ B. The registered agent is an individual resident of the state whose name is:

First Name                                                           M.I.                   Last Name                                            Suffix

C. The business address of the registered agent and the registered office address is:

                                                                                                                                                   TX

Street Address (No P.O. Box)                                                            City                              State        Zip Code

3. Other Added, Altered, or Deleted Provisions

Other changes or additions to the certificate of formation may be made in the space provided below. If the space provided is insufficient, incorporate the additional text by providing an attachment to this form. Please read the instructions to this form for further information on format.

Text Area (The attached addendum, if any, is incorporated herein by reference.)

☐ Add each of the following provisions to the certificate of formation. The identification or reference of the added provision and the full text are as follows:

☐ Alter each of the following provisions of the certificate of formation. The identification or reference of the altered provision and the full text of the provision as amended are as follows:

☐ Delete each of the provisions identified below from the certificate of formation.

Statement of Approval

The amendments to the certificate of formation have been approved in the manner required by the Texas Business Organizations Code and by the governing documents of the entity.

Form 424

 Effectiveness of Filing

A. ☒ This document becomes effective when the document is filed by the secretary of state.

B. ☐ This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is:

C. ☐ This document takes effect upon the occurrence of a future event or fact, other than the passage of time. The 90th day after the date of signing is:

The following event or fact will cause the document to take effect in the manner described below:

[ILLEGIBLE]

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument.

Date:	November 9, 2007

/s/ CHRIS CAULSON Chris Caulson, V.P. Finance Kratos Southwest, Inc., Gen. Partner Signature and title of authorized person(s) (see instructions)

Form 424

                      FILED
                      In the Office of the
                      Secretary of State of Texas
                      FEB 28 2001
                      Corporations Section

ARTICLES OF CONVERSION
OF
ENCO SYSTEMS, INC.
TO
ENCO SYSTEMS PARTNERSHIP, LTD.

        Pursuant to the provisions of Article 5.17 of the Texas Business Corporation Act and to Section 2.15 of the Texas Revised Limited Partnership Act, the undersigned converting entity certifies the following articles of conversion adopted for the purpose of effecting a conversion in accordance with the provisions of the Texas Business Corporation Act and the Texas Revised Limited Partnership Act.

        1.     A plan of conversion was approved and adopted in accordance with the provisions of Article 5.03 of the Texas Business Corporation Act providing the conversion of ENCO SYSTEMS, INC., a corporation incorporated under the Texas Business Corporation Act to ENCO SYSTEMS PARTNERSHIP, LTD., a Texas limited partnership for the exclusive purpose of eliminating the Texas Franchise Tax.

        2.     An executed plan of conversion is on file at the principal place of business of the converting entity at 9203 Emmott Road, Houston, Harris County, Texas, 77040, and, from and after the conversion, an executed plan of conversion for state of Texas purposes only will be on file at the principal place of business of the converted entity at 9203 Emmott Road, Houston, Harris County, Texas, 77040.

        3.     A copy of the plan of conversion will be furnished by the converting entity (prior to the conversion) or by the converted entity (after the conversion) on written request and without cost to any shareholder or member of the converting entity or the converted entity.

        4.     The approval of the plan of conversion, which does not and is not intended to alter the status of this entity for Federal Income Tax purposes, was duly authorized by all action required by the laws under which ENCO SYSTEMS, INC. is incorporated and by its constituent documents. The number of outstanding shares of each class or series of stock of ENCO SYSTEMS, INC. entitled to vote, with other shares or as a class, on the plan of conversion are as follows:

Number of Shares Outstanding	Class or Series	Number of Shares Entitled to Vote As a Class or Series
186,801	Common	186,801

        5.     The number of shares, not entitled to vote only as a class, voted for and against the plan of conversion, respectively, and, if the shares of any class or series are entitled to vote as a class, the number of shares of each such class or series voted for and against the plan of conversion, are as follows:

Total Voted For	Total Voted Against	Class or Series	Number of Shares Entitled To Vote as a Class or Series Voted
			For	Against
186,801	0	Common	186,801	0

        6.     Two copies of the certificate of partnership of ENCO SYSTEMS PARTNERSHIP, LTD., which is to be created pursuant to the plan of conversion are being filed with the Secretary of State with the articles of conversion. This filing shall not execute a change in form of business entity in the converting entity for Federal tax purposes.

        7.     The conversion will become effective upon the issuance of the certificate of conversion by the Secretary of State.

        8.     The converted entity will be liable for the payment of all fees and franchise taxes.

    Dated this 26 day of February, 2001.

ATTEST:		ENCO SYSTEMS, INC.

By:	/s/ MARK CUCULIC	By:	/s/ MARK CUCULIC
	Secretary		MARK CUCULIC, President

 CERTIFICATE OF LIMITED PARTNERSHIP
OF
ENCO SYSTEMS PARTNERSHIP, LTD.

        We, the undersigned, desiring to form a limited partnership pursuant to the Texas Revised Limited Partnership Act, Article 6132a-1 of the Revised Civil Statutes of the State of Texas, certify as follows:

  1.
  The name of the Partnership is ENCO SYSTEMS PARTNERSHIP, LTD.

  2.
  The Partnership is being created pursuant to the plan of conversion herein attached for state purposes only and which does not and is not intended to execute a change in the Federal Tax status of the converting entity.

  3.
  The converting entity is ENCO SYSTEMS INC., a Texas Corporation, whose address for all purposes is 9203 Emmott Road, Houston, Harris County, Texas (77040), and which was incorporated with the Secretary of State's office on January 26, 1981.

  4.
  The address of the registered office of the Partnership is 9203 Emmott Road, Houston, Harris County, Texas (77040).

  5.
  The name of the registered agent for service of process is Mark Cuculic, 9203 Emmott Road, Houston, Harris County, Texas (77040).

  6.
  The address of the principal office in the United States, where records of the partnership will be kept or made available is 9203 Emmott Road, Houston, Harris County, Texas (77040).

  7.
  The name and place of residence of the General Partner is:

ENCO SYSTEMS
MANAGEMENT SERVICES TRUST
9203 Emmott Road
Houston, Texas (77040)

        IN WITNESS WHEREOF, we have hereunto set our hands this 26 day of February, 2001.

GENERAL PARTNER:
ENCO SYSTEMS MANAGEMENT SERVICES TRUST
By:	/s/ MARK CUCULIC MARK CUCULIC, Co-Trustee

                      FILED
                      In the Office of the
                      Secretary of State of Texas
                      DEC 17 2001
                      Corporations Section

ARTICLES OF AMENDMENT
OF
ENCO SYSTEMS PARTNERSHIP, LTD.

        I, the undersigned, having formed a limited partnership pursuant to the Texas Revised Partnership Act, Article 6132a-1 of the Revised Civil Statutes of the State of Texas, desire to amend said Partnership pursuant to the Texas Revised Partnership Act, Section 3.08(b)(11), and hereby certify as follows:

  1.
  The name of the Partnership is ENCO SYSTEMS PARTNERSHIP, LTD.

  2.
  The tax identification number of the Partnership is 74-2144182.

  3.
  The document being amended is the "Certificate of Limited Partnership of Enco Systems Partnership, Ltd."

  4.
  The Partnership was filed with the Secretary of State of the State of Texas on February 28, 2001.

  5.
  The name and place of residence of the General Partner is to be amended as follows:

ENCO SYSTEMS, INC.
9203 Emmott Road
Houston, Texas 77040

  6.
  The purpose of this Amendment is to change the name of the General Partner, with the correct name being described in Paragraph 5 of these Articles of Amendment.

        IN WITNESS WHEREOF, I have hereunto set my hand this 13th day of December, 2001.

GENERAL PARTNER:
ENCO SYSTEMS, INC.
By:	/s/ MARK CUCULIC Mark Cuculic, President

QuickLinks

  Exhibit 3.46
CERTIFICATE OF AMENDMENT OF ENCO SYSTEMS LIMITED PARTERSHIP, LTD.
CERTIFICATE OF AMENDMENT OF WFI Texas Limited Partnership, LTD.
Effectiveness of Filing
ARTICLES OF CONVERSION OF ENCO SYSTEMS, INC. TO ENCO SYSTEMS PARTNERSHIP, LTD.
CERTIFICATE OF LIMITED PARTNERSHIP OF ENCO SYSTEMS PARTNERSHIP, LTD.
ARTICLES OF AMENDMENT OF ENCO SYSTEMS PARTNERSHIP, LTD.